UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2005

Fidelity D & D Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-90273	23-3017653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blakely and Drinker Streets, Dunmore, PA		18512
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  570-342-8281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Fidelity D & D Bancorp, Inc.

CURRENT REPORT ON FORM 8-K

Item 1.01                Entry into a Material Definitive Agreement

See disclosure under Item 1.02 below.

Item 1.02                Termination of a Material Definitive Agreement

On November 1, 2005, Fidelity Discount & Deposit Bank (the “Bank”), the Registrant’s wholly owned subsidiary, agreed to amend and terminate the Deferred Compensation Agreements with Joseph J. Earyes and Daniel Santaniello dated April 23, 2001 and July 16, 2001, respectively (the “Agreements”).  The Bank shall pay Messrs. Earyes and Santaniello all amounts accrued under the Agreements through the termination date not previously paid, including contributions and interest.  Further, Messrs. Earyes and Santaniello release the Bank from any liability for taxes that may be payable in connection with the payments made to them.

The amendments and terminations to the Agreements are attached hereto as Exhibit 99.1 and Exhibit 99.2 are incorporated by reference into this Item 1.01.

Item 9.01                Financial Statements and Exhibits

(c)           Exhibits

99.1         Amendment and Termination of Deferred Compensation Agreement by and among by and among Fidelity D & D Bancorp, Inc., Fidelity Deposit & Discount Bank, and Joseph J. Earyes dated as of November 1, 2005.

99.2         Amendment and Termination of Deferred Compensation Agreement by and among by and among Fidelity D & D Bancorp, Inc., Fidelity Deposit & Discount Bank, and Daniel Santaniello dated as of November 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity D & D Bancorp, Inc.

Date: November 3, 2005	BY:	/s/ Salvatore R. DeFrancesco, Jr.

	Name:	Salvatore R. DeFrancesco, Jr.
	Title:	Treasurer & Chief Financial Officer

EXHIBIT INDEX

		PAGE NO. IN
		MANUALLY
		SIGNED
EXHIBIT NO.		ORIGINAL

99.1	Amendment and Termination of Deferred Compensation Agreement by and among by and among Fidelity D & D Bancorp, Inc., Fidelity Deposit & Discount Bank, and Joseph J. Earyes dated as of November 1, 2005.	5

99.2	Amendment and Termination of Deferred Compensation Agreement by and among by and among Fidelity D & D Bancorp, Inc., Fidelity Deposit & Discount Bank, and Daniel Santaniello dated as of November 1, 2005.	8